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                                                                  Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Frontline Communications, Corp.
Pearl River, New York


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 27, 1997, relating to the combined financial statements of Frontline Communications Corp., which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/ BDO Seidman, LLP
---------------------
BDO Seidman

Valhalla, New York
August 21, 1997